Exhibit 10.18

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

PATENT LICENSE AGREEMENT — EXCLUSIVE

This Cover Page identifies the Parties to this Agreement:

The Frederick National Laboratory for Cancer Research, operated by Leidos Biomedical
Research, Inc

(hereinafter referred to as “Leidos Biomedical”)

and

THERAS, INC.

hereinafter referred to as the “Licensee”,

having offices at 421 Kipling St, Palo Alto, CA 94301,

created and operating under the laws of Delaware.

Tax ID No.: 81-3636735

Patent License Agreement – Exclusive

For the LBR internal use only:

License Number:

Serial Number(s) of Licensed Patent(s) or Patent Application(s):

Cooperative Research and Development Agreement (CRADA) Number (if a subject invention): 10056-16 as amended

Additional Remarks:

Public Benefit(s):

This Patent License Agreement, hereinafter referred to as the “Agreement”, consists of this Cover Page, an attached Agreement, a Signature Page, Appendix A (List of Patent(s) or Patent Application(s)), Appendix B (Fields of Use and Territory), Appendix C (Royalties), Appendix D (Benchmarks and Performance), Appendix E (Commercial Development Plan), Appendix F (Example Royalty Report), and Appendix G (Royalty Payment Options).

Patent License Agreement – Exclusive

The Leidos Biomedical and the Licensee agree as follows:

1. BACKGROUND

1.1	In the course of conducting research under that certain Cooperative Research and Development Agreement (CRADA), dated March 3, 2017, entered into with Licensee and as amended, the parties made inventions that may have commercial applicability and are of interest to Licensee.

1.2	By assignment of rights from Leidos Biomedical employees and other inventors, Leidos Biomedical owns (either solely or jointly) certain intellectual property rights claimed in any United States or foreign patent applications or patents corresponding to the assigned inventions. Leidos Biomedical also owns any tangible embodiments of these inventions actually reduced to practice. The Government has certain rights in inventions.

1.3	Leidos Biomedical desires to transfer these inventions to the private sector through commercialization licenses to facilitate the commercial development of products and processes for public use and benefit.

1.4	The Licensee desires to acquire commercialization rights to certain of these inventions in order to develop processes, methods, or marketable products for public use and benefit.

2. DEFINITIONS

2.1	“Affiliate(s)” means a corporation or other business entity, which directly or indirectly is controlled by or controls, or is under common control with the Licensee. For this purpose, the term “control” shall mean ownership of more than fifty percent (50%) of the voting stock or other ownership interest of the corporation or other business entity, or the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the corporation or other business entity.

2.2	“Benchmarks” mean the performance milestones that are set forth in Appendix D.

Patent License Agreement – Exclusive

2.3	“Combination Product” means a product that in a single formulation or in a single package or otherwise sold for a single price contains both a compound that is a Licensed Product, as defined herein, and one or more Combination Product Component(s), provided that (i) such Combination Product Component(s) and such Licensed Product are capable of being sold (but may not be actually sold) either separately from such Combination Product, with or without other therapeutic products, by the Licensee or any Affiliate or sublicensee, or by another entity and (ii) the market price of such Combination Product is higher than the market price for such Licensed Product (or what the market price would have been if such Licensed Product is not Sold separately) as a result of such Combination Product containing or using such Combination Product Component.

2.4	“Combination Product Component” means a therapeutically active compound, a proprietary device (if applicable), or a proprietary formulation (but not an excipient, coating, capsule, or other non-proprietary delivery system or formulation) that is not a Licensed Product and that is included in a Combination Product. For the sake of clarity, a drug delivery device that is used for the delivery of drug products in general and is readily available for hospital, clinic, and/or in-home use, such as a syringe, intravenous inject port, and the like, would not be deemed a proprietary device and therefore, would not be deemed a Combination Product Component. In addition, a proprietary formulation or proprietary device shall only include formulation or devices that are developed by or on behalf of Licensee or in-licensed, purchased or otherwise procured by the Licensee, its Affiliates, and/or sublicensees from a third party for value.

2.5	“Commercial Development Plan” means the written commercialization plan attached as Appendix E.

2.6	“CRADA” means a Cooperative Research and Development Agreement.

2.7	“FDA” means the United States Food and Drug Administration.

Patent License Agreement – Exclusive

2.8

“First Commercial Sale” means the initial transfer by or on behalf of the Licensee or its sublicensees of the Licensed Products or the initial practice of a Licensed Process by or on behalf of the Licensee or its sublicensees in exchange for cash or some equivalent to which value can be assigned for the purpose of determining Net Sales.

2.9	“Government” means the Government of the United States of America.

2.10	“Licensed Fields of Use” means the fields of use identified in Appendix B.

2.11	“Licensed Patent Rights” shall mean:

(a)	Patent applications (including provisional patent applications and Patent Cooperation Treaty (PCT) patent applications) or patents listed in Appendix A; further provisional or nonprovisional applications filed within the Paris convention year of the patent applications listed in Appendix A and with claims to additional compounds or sub-genera that fall within the scope of the genus described in the provisional applications listed and/or claiming priority benefit of the provisional applications in Appendix A that are, as of the Effective Date of this agreement, still within their Paris convention year (the “Paris Convention Year Additional Claims”); all divisions and continuations of these applications; all patents issuing from these applications, divisions, and continuations; and any reissues, reexaminations, and extensions of these patents;

(b)	to the extent that the following contain one or more claims directed to the invention or inventions disclosed in 2.11(a):

(i)	continuations-in-part of 2.11(a);

(ii)	all divisions and continuations of these continuations-in-part;

(iii)	all patents issuing from these continuations-in-part, divisions, and continuations;

Patent License Agreement – Exclusive

(iv)	priority patent application(s) of 2.11(a); and

(v)	any reissues, reexaminations, and extensions of these patents; and

(c)	to the extent that the following contain one or more claims directed to the invention or inventions disclosed in 2.11(a): all counterpart foreign and U.S. patent applications and patents to 2.11(a) and 2.11(b), including those listed in Appendix A; and

(d)	Licensed Patent Rights shall not include 2.11(b) or 2.11(c) to the extent that they contain one or more claims directed to new matter which is not the subject matter disclosed in 2.11(a), except for the Paris Convention Year Additional Claims.

2.12	“Licensed Processes” means processes which, in the course of being practiced, would be within the scope of one or more claims of the Licensed Patent Rights that have not been held unpatentable, invalid, or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

2.13	“Licensed Product(s)” means tangible materials which, in the course of manufacture, use, Sale, or importation, would be within the scope of one or more claims of the Licensed Patent Rights that have not been held unpatentable, invalid, or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

2.14	“Licensed Territory” means the geographical area identified in Appendix B.

2.15	“Net Sales” means [***].

2.16	“Practical Application” means to manufacture in the case of a composition or product, to practice in the case of a process or method, or to operate in the case of a machine or system; and in each case, under these conditions as to establish that the invention is being utilized and that its benefits are to the extent permitted by law or Government regulations available to the public on reasonable terms.

2.17	“Sale” means the act of selling, leasing, or otherwise transferring, providing, or furnishing for use for any consideration.

Patent License Agreement – Exclusive

3. GRANT OF RIGHTS

3.1	Leidos Biomedical hereby grants and the Licensee accepts, subject to the terms and conditions of this Agreement, an exclusive license under the Licensed Patent Rights in the Licensed Territory to make and have made, to use and have used, to sell and have sold, to offer to sell, to develop, and to import any Licensed Products in the Licensed Fields of Use and to practice and have practiced any Licensed Process(es) in the Licensed Fields of Use. To the extent any Licensed Patent Rights is jointly owned by Leidos Biomedical and another entity (including Licensee), such exclusive license shall encompass only Leidos Biomedical’s interest in such jointly owned Licensed Patent Rights.

3.2	This Agreement confers no license or rights by implication, estoppel, or otherwise under any patent applications or patents of Leidos Biomedical other than the Licensed Patent Rights regardless of whether these patents are dominant or subordinate to the Licensed Patent Rights.

3.3	Notwithstanding the foregoing, the Parties acknowledge that the inventions claimed in the Licensed Patent Rights are results of an ongoing research collaboration between Leidos Biomedical and Licensee, and Licensee has an option to any inventions resulting from such research collaboration. To that end, if and when Licensee exercises any such option, the Parties may execute an amendment to this Agreement to include such optioned inventions as part of the license hereunder with additional consideration to be negotiated by the Parties that may include additional license issuance royalty, minimum annual royalty and benchmark royalty without changing the rates and percentages for earned royalties and sublicensing royalties under this Agreement.

Patent License Agreement – Exclusive

4. SUBLICENSING

4.1	The Licensee shall have the right to grant sublicenses in multiple tiers to its Affiliates and third party sublicensees (in the event of third party sublicensees, by entering into sublicensing agreements under the Licensed Patent Rights), and all such sublicenses are consistent with the terms and conditions of this Agreement. For the purposes of this Agreement, a sublicensee shall include any person or entity (including any Affiliate) to which any of the license rights granted to the Licensee hereunder are granted a sublicense or an option to a sublicense, but not including any subcontractors or vendors provided that Licensee is responsible for performance of such subcontractors or vendors in compliance with this Agreement and that such subcontractors or vendors do not provide any cash or in-kind consideration to Licensee in exchange for Licensed Patent Rights.

4.2	The Licensee agrees that any sublicenses granted by it shall provide that the obligations to Leidos Biomedical of Paragraphs 5.1-5.3, 8.1, 10.1, 10.2, 12.5, and 13.8 of this Agreement shall be binding upon the sublicensee as if it were a party to the applicable provisions of this Agreement. The Licensee further agrees to attach copies of these Paragraphs to all sublicense agreements.

4.3	[***], upon termination of this Agreement under Article 13. [***].

4.4	The Licensee agrees to forward to Leidos Biomedical a complete copy of each fully executed sublicense agreement postmarked within [***] of the execution of the agreement, provided that Licensee may redact portions of such sublicense agreement that is pertinent to technology other than the Licensed Patent Rights or financial terms. Leidos Biomedical agrees to maintain each sublicense agreement in confidence.

5. STATUTORY REQUIREMENTS AND RESERVED GOVERNMENT RIGHTS

5.1

(a)	Licensee agrees and Leidos Biomedical reserves on behalf of itself and the Government an irrevocable, nonexclusive, nontransferable, royalty-free license for the practice of all inventions licensed under the Licensed Patent Rights throughout the world by or on behalf of the Government and on behalf of any foreign government or international organization pursuant to any existing or future treaty or agreement to which the Government is a signatory. [***], the Licensee agrees to provide Leidos Biomedical with reasonable quantities of the Licensed Products or materials made through the Licensed Processes for Leidos Biomedical’s internal research use; and

Patent License Agreement – Exclusive

(b)	in the event that the Licensed Patent Rights are Subject Inventions made under CRADA, the Licensee grants to the Government, pursuant to 15 U.S.C.§3710a(b)(l)(A), a nonexclusive, nontransferable, irrevocable, paid- up license to practice the Licensed Patent Rights or have the Licensed Patent Rights practiced throughout the world by or on behalf of the Government. In the exercise of this license, the Government shall not publicly disclose trade secrets or commercial or financial information that is privileged or confidential within the meaning of 5 U.S.C. §552(b)(4) or which would be considered as such if it had been obtained from a non-Federal party.

5.2	The Licensee agrees that products used or sold in the United States embodying the Licensed Products or produced through use of the Licensed Processes shall be manufactured substantially in the United States, unless a written waiver is obtained in advance from the Leidos Biomedical.

5.3	In exceptional circumstances, and in the event that the Licensed Patent Rights are Subject Inventions made under a CRADA, Leidos Biomedical, as a national laboratory and under the auspices and direction of the Government, pursuant to and to the extent required by 15 U.S.C.§3710a(b)(1)(B), retains the right to require the Licensee to grant to a responsible applicant a nonexclusive, partially exclusive, or exclusive sublicense to use the Licensed Patent Rights in the Licensed Field of Use on terms that are reasonable under the circumstances, or if the Licensee fails to grant this license, the Government retains the right to grant the license itself. The exercise of these rights by the Government shall only be in exceptional circumstances and only if the Government determines:

(i)	the action is necessary to meet health or safety needs that are not reasonably satisfied by the Licensee;

Patent License Agreement – Exclusive

(ii)	the action is necessary to meet requirements for public use specified by Federal regulations, and these requirements are not reasonably satisfied by the Licensee; or

(iii)	the Licensee has failed to comply with an agreement containing provisions described in 15 U.S.C. §3710a(c)(4)(B).

6. ROYALTIES AND REIMBURSEMENT

6.1	The Licensee agrees to pay Leidos Biomedical a one-time, non-creditable, non- refundable license issue royalty fee (“License Issuance Fee”) for the Licensed Patents Rights as set forth in Appendix C. If additional Licensed Patent Rights are added to Appendix C in accordance with Paragraph 3.3, an additional License Issuance Fee payment may become due for the additional Licensed Patent Rights.

6.2	The Licensee agrees to pay Leidos Biomedical a nonrefundable minimum annual royalty (“Minimum Annual Royalty Fee(s)”) for the Licensed Patent Rights as set forth in Appendix C. If additional Licensed Patent Rights are added to Appendix C in accordance with Paragraph 3.3., additional Minimum Annual Royalty Fees may become due for the additional Licensed Patent Rights.

6.3	The Licensee agrees to pay Leidos Biomedical earned royalties as set forth in Appendix C.

6.4	The Licensee agrees to pay Leidos Biomedical benchmark royalties as set forth in Appendix C.

Patent License Agreement – Exclusive

6.5	The Licensee agrees to pay Leidos Biomedical sublicensing royalties as set forth in Appendix C.

6.6	A patent or patent application licensed under this Agreement shall cease to fall within the Licensed Patent Rights for the purpose of computing earned royalty payments in any given country on the earliest of the dates that:

(a)	the application has been abandoned and not continued by Licensee in which case Licensed Patent Rights granted to the application shall be terminated;

(b)	the patent expires or irrevocably lapses; or

(c)	the patent has been held to be invalid or unenforceable by an unappealed or unappealable decision of a court of competent jurisdiction or administrative agency.

No multiple royalties shall be payable because any Licensed Products or Licensed Processes are covered by more than one of the Licensed Patent Rights.

6.7	On Sales of the Licensed Products by the Licensee to sublicensees or on Sales made in other than an arm’s-length transaction, the value of the Net Sales attributed under this Article 6 to this transaction shall be that which would have been received in an arm’s-length transaction, based on sales of like quantity and quality products on or about the time of this transaction.

6.8	If applicable, in the event Leidos Biomedical is the Party responsible for the preparation, filing, prosecution and maintenance of any patent applications and patents included within the Licensed Patent Rights, Licensee will reimburse Leidos Biomedical of the expenses associated with the preparation, filing, prosecution, and maintenance of such patent applications and patents reasonably incurred and paid by Leidos Biomedical on or after the Effective Date of this Agreement.

Patent License Agreement – Exclusive

6.9	The Licensee may elect to surrender its rights in any country of the Licensed Territory under any of the Licensed Patent Rights upon [***] written notice to Leidos Biomedical and owe no payment obligation for patent-related expenses paid in that country after [***] of the effective date of the written notice.

7. PATENT FILING, PROSECUTION, AND MAINTENANCE

7.1	Except as otherwise provided in this Article 7, as between Leidos Biomedical and Licensee, Licensee will be responsible for, and consult with, Leidos Biomedical in the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the Licensed Patent Rights.

7.2	Licensee shall, on a regular basis, furnish copies of all patent filings under Licensed Patent Rights to Leidos Biomedical. In this event, the Licensee shall select registered patent attorneys or patent agents to provide these services on behalf of the Licensee and Leidos Biomedical. Leidos Biomedical shall provide appropriate powers of attorney, assignment documents, oaths, declarations, and other documents necessary to undertake this action to the patent attorneys or patent agents providing these services. The Licensee and its attorneys or agents shall consult with Leidos Biomedical reasonably and as practicable in the preparation, filing, prosecution and maintenance of patent applications and patents included within the Licensed Patent Rights and shall provide Leidos Biomedical with sufficient opportunity to comment on any patent filing or response to office action that the Licensee intends to file or to cause to be filed with the relevant intellectual property or patent office.

7.3	In the event Licensee notifies Leidos Biomedical in writing that it is planning to abandon or to discontinue the prosecution or maintenance of certain Licensed Patent Rights, Leidos Biomedical may provide the Licensee with written notice that Leidos Biomedical wishes to assume control of the prosecution, and maintenance of such Licensed Patent Rights. Licensee’s notice of a decision to abandon shall be at least [***] in advance of actual abandonment of any outstanding patent application or issued patent. If Leidos Biomedical elects to assume these responsibilities, the Licensee agrees to cooperate fully with Leidos Biomedical, its attorneys, and agents in the preparation, filing, prosecution, and maintenance of the applicable Licensed Patent Rights and to provide Leidos Biomedical with complete copies of any and all documents or other materials necessary to undertake such responsibilities. The Licensee shall be responsible for all costs of Licensee and Licensee’s patent attorneys associated with transferring patent prosecution responsibilities to an attorney or agent of Leidos Biomedical’s choice.

Patent License Agreement – Exclusive

7.4	Each party shall promptly inform the other as to all matters that come to its attention that may materially affect the preparation, filing, prosecution, or maintenance of the Licensed Patent Rights and, reasonably and as practicable, permit each other to provide comments and suggestions with respect to the preparation, filing, prosecution, and maintenance of the Licensed Patent Rights, which comments and suggestions shall be considered by the other party.

8. RECORD KEEPING

8.1	The Licensee agrees to keep accurate and correct records of the Licensed Products made, used, sold, or imported and the Licensed Processes practiced under this Agreement appropriate to determine the amount of royalties due to Leidos Biomedical. These records shall be retained for at least [***] following a given reporting period and shall be available during normal business hours for inspection with at least [***] prior written notice, at the expense of Leidos Biomedical, by an accountant or other designated auditor selected by Leidos Biomedical for the sole purpose of verifying reports and royalty payments hereunder, provided that such inspection shall be no more frequent than [***]. The accountant or auditor shall only disclose to Leidos Biomedical information relating to the accuracy of reports and royalty payments made under this Agreement, and all information learned by such accountant or auditor, and all information disclosed to Leidos Biomedical, shall be deemed Confidential Information of Licensee. If an inspection shows an underreporting or underpayment in excess of [***] for any [***] period, then the Licensee shall reimburse Leidos Biomedical for the cost of the inspection at the time the Licensee pays the unreported royalties, including any additional royalties as required by Paragraph 9.8. All undisputed unreported royalty payments required under this Paragraph shall be due within [***] of the date Leidos Biomedical provides to the Licensee notice of the payment due.

Patent License Agreement – Exclusive

9. REPORTS ON PROGRESS, BENCHMARKS, SALES, AND PAYMENTS

9.1	[***], the Licensee has provided Leidos Biomedical with the Commercial Development Plan in Appendix E, under which the Licensee intends to bring the subject matter of the Licensed Patent Rights to the point of Practical Application. This Commercial Development Plan is hereby incorporated by reference into this Agreement. Based on this plan, performance Benchmarks are determined as specified in Appendix D.

9.2	The Licensee shall provide written [***] reports on its product development progress or efforts to commercialize under the Commercial Development Plan for the Licensed Fields of Use within [***]. These progress reports shall be in summary form and include, but not be limited to: progress on research and development; status of applications for regulatory approvals; and manufacture and status of sublicensing, marketing, importing, and Sales during the preceding calendar year, as well as plans for the present calendar year. Leidos Biomedical also encourages these reports to include information on any of the Licensee’s public service activities that relate to the Licensed Patent Rights. If reported progress differs from that projected in the Commercial Development Plan and Benchmark, the Licensee shall explain the reasons for these differences.

9.3	In the [***] report, the Licensee may propose amendments to the Commercial Development Plan, acceptance of which by Leidos Biomedical may not be denied unreasonably. The Licensee may amend the Benchmarks at any time upon written approval by Leidos Biomedical, which may not be unreasonably withheld. Leidos Biomedical shall not withhold approval of any request of the Licensee to extend the time periods of this schedule if the request is supported by a reasonable showing by the Licensee of diligence in its performance under the Commercial Development Plan and toward bringing the Licensed Products to the point of Practical Application as defined in 37 C.F.R.§404.3(d), or if the modification results from delays outside of Licensee’s reasonable control, such as for safety, efficacy and regulatory issues. The Licensee shall amend the Commercial Development Plan and Benchmarks at the request of Leidos Biomedical to address any Licensed Fields of Use not specifically addressed in the plan originally submitted.

Patent License Agreement – Exclusive

9.4	The Licensee shall report to Leidos Biomedical the dates for achieving Benchmarks specified in Appendix D and the First Commercial Sale in each country in the Licensed Territory within [***].

9.5	The Licensee shall submit to Leidos Biomedical, within [***], a royalty report, as described in the example in Appendix F, setting forth for the preceding [***] period the amount of the Licensed Products sold or Licensed Processes practiced by or on behalf of the Licensee in each country within the Licensed Territory, the Net Sales, and the amount of royalty accordingly due. With each royalty report, the Licensee shall submit payment of earned royalties due. If no earned royalties are due to Leidos Biomedical for any reporting period, the written report shall so state. The royalty report shall be certified as correct by an authorized officer of the Licensee and shall include a detailed listing of all deductions made under Paragraph 2.13 to determine Net Sales made under Article 6 to determine royalties due. The royalty report shall also identify the site of manufacture for the Licensed Product(s) sold in the United States.

9.6	The Licensee agrees to incorporate information received by Licensee regarding the Sales by its sublicensees during the preceding [***] period to the extent pertinent to a royalty accounting to Leidos Biomedical by the Licensee for activities under the sublicense.

9.7	Royalties due under Article 6 shall be paid in U.S. dollars and payment options are listed in Appendix G. For conversion of foreign currency to U.S. dollars, the conversion rate shall be the New York foreign exchange rate quoted in The Wall Street Journal [***]. Any loss of exchange, value, taxes, or other expenses incurred in the transfer or conversion to U.S. dollars shall be paid entirely by the Licensee. The royalty report required by Paragraph 9.5 shall be mailed to Leidos Biomedical at its address for Agreement Notices indicated on the Signature Page.

Patent License Agreement – Exclusive

9.8	The Licensee shall be solely responsible for determining if any tax on royalty income is owed outside the United States and shall pay the tax and be responsible for all filings with appropriate agencies of foreign governments. Leidos Biomedical shall be solely responsible for income tax imposed upon Leidos Biomedical as a result of payments it receives under this Agreement.

9.9	RESERVED.

9.10	All plans and reports required by this Article 9 shall, to the extent permitted by law, be treated by Leidos Biomedical as commercial and financial information obtained from a person and as privileged and confidential, and any proposed disclosure of these records by Leidos Biomedical under the Freedom of Information Act (FOIA), 5 U.S.C. §552 shall be subject to the pre-disclosure notification requirements of 45 C.F.R. §5.65(d).

10. PERFORMANCE

10.1	The Licensee shall use its reasonable commercial efforts to bring the Licensed Products and the Licensed Processes to Practical Application. The efforts of a sublicensee shall be considered the efforts of the Licensee.

10.2	[***], the Licensee shall use its reasonable commercial efforts to make the Licensed Products and the Licensed Processes reasonably accessible to the United States public.

10.3	The Licensee agrees, [***], to make commercially reasonable quantities of the Licensed Products or materials produced through the use of the Licensed Processes available to patient assistance programs.

Patent License Agreement – Exclusive

10.4	The Licensee agrees, [***] and as part of its marketing and product promotion, to the extent permitted by applicable law, to develop educational materials (e.g., brochures, website, etc.) directed to patients and physicians detailing the Licensed Products or medical aspects of the prophylactic and therapeutic uses of the Licensed Products.

11. INFRINGEMENT AND PATENT ENFORCEMENT

11.1	Leidos Biomedical and the Licensee agree to notify each other promptly of each infringement or possible infringement of the Licensed Patent Rights, as well as any facts which may affect the validity, scope, or enforceability of the Licensed Patent Rights of which either party becomes aware.

11.2	Pursuant to this Agreement and the provisions of 35 U.S.C. Chapter 29, as between the Parties, the Licensee shall have the first right to:

(a)	bring suit in its own name, at its own expense, and on its own behalf for infringement of presumably valid claims in the Licensed Patent Rights;

(b)	in any suit, enjoin infringement and collect for its use, damages, profits, and awards of whatever nature recoverable for the infringement; or

(c)	settle any claim or suit for infringement of the Licensed Patent Rights provided that Licensee has provided Leidos Biomedical the opportunity to review the terms of settlement at least [***] in advance of settlement and such terms of settlement do not abridge or compromise the Licensed Patent Rights, and Leidos Biomedical’s right to consent (not to be unreasonably withheld, conditioned, or delayed), will be limited to settlements that impose any liability or obligation on Leidos Biomedical or conflict with or reduce the scope of the subject matter claimed in the applicable Licensed Patent Rights; and

Patent License Agreement – Exclusive

(d)	if the Licensee desires to initiate a suit for patent infringement, the Licensee shall notify Leidos Biomedical in writing. Licensee shall be free to initiate suit, provided that Leidos Biomedical shall have a continuing right to join the suit and shall join such suit upon Licensee’s reasonable request if beneficial for standing purposes. In all cases, the Licensee agrees to keep Leidos Biomedical reasonably apprised of the status and progress of any infringement litigation. Before the Licensee commences an infringement action, the Licensee shall notify Leidos Biomedical and give careful consideration to the views of Leidos Biomedical and to any potential effects of the litigation on the public health in deciding whether to bring suit. If Licensee does not notify Leidos Biomedical of its intent to pursue legal action within [***] of notice of such patent infringement, Leidos Biomedical shall be free to initiate suit, at its own expense.

11.3	In the event that a declaratory judgment action alleging invalidity or non-infringement of any of the Licensed Patent Rights shall be brought against the Licensee or raised by way of counterclaim or affirmative defense in an infringement suit brought by the Licensee under Paragraph 11.2, pursuant to this Agreement and the provisions of 35 U.S.C. Chapter 29 or other statutes, as between the Parties, the Licensee shall have the first right to:

(a)	defend the suit in its own name, at its own expense, and on its own behalf for presumably valid claims in the Licensed Patent Rights;

(b)	in any suit, enjoin infringement and to collect for its use, damages, profits, and awards of whatever nature recoverable for the infringement; and

(c)	settle any claim or suit for declaratory judgment involving the Licensed Patent Rights provided that Licensee has provided Leidos Biomedical the opportunity to review the terms of settlement at least [***] in advance of settlement and such terms of settlement do not abridge or compromise the Licensed Patent Rights; and

(d)	If the Licensee elects not to defend against the declaratory judgment action, Leidos Biomedical, at its option, may do so at its own expense. In all cases, the Licensee agrees to keep Leidos Biomedical reasonably apprised of the status and progress of any litigation. Before the Licensee commences an infringement action, the Licensee shall notify Leidos Biomedical and give careful consideration to the views of Leidos Biomedical and to any potential effects of the litigation on the public health in deciding whether to bring suit.

Patent License Agreement – Exclusive

11.4	In any action under Paragraphs 11.2 or 11.3 initiated by Licensee, the expenses including costs, fees, attorney fees, and disbursements, shall be paid by the Licensee unless otherwise indicated in such paragraph. The value of any recovery made by the Licensee through court judgment or settlement shall be [***].

11.5	Leidos Biomedical shall cooperate fully with the Licensee in connection with any action under Paragraphs 11.2 or 11.3. Leidos Biomedical agrees to promptly provide access to all necessary documents and to render reasonable assistance in response to a request by the Licensee.

12. NEGATION OF WARRANTIES AND INDEMNIFICATION

12.1	Leidos Biomedical offers no warranties, other than that: (1) those facts specified in Article 1 are accurate and that Leidos Biomedical has not, as of the Effective Date, granted any rights to any third party under the Licensed Patent Rights; and (2) as of the Effective Date of this Agreement, Leidos Biomedical has no knowledge of any claim, fact, or circumstance: (a) asserted by a third party that the Licensed Patent Rights infringe the intellectual property rights of any third party, or (b) which could cause any Licensed Patent Rights to be rendered invalid or unenforceable.

12.2	Leidos Biomedical does not otherwise warrant the validity of the Licensed Patent Rights and makes no further representations whatsoever with regard to the scope of the Licensed Patent Rights, or that the Licensed Patent Rights may be exploited without infringing other patents or other intellectual property rights of third parties.

Patent License Agreement – Exclusive

12.3	LEIDOS BIOMEDICAL MAKES NO WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY SUBJECT MATTER DEFINED BY THE CLAIMS OF THE LICENSED PATENT RIGHTS OR TANGIBLE MATERIALS RELATED THERETO.

12.4	Leidos Biomedical does not represent that it shall commence legal actions against third parties infringing the Licensed Patent Rights.

12.5	The Licensee shall indemnify and hold Leidos Biomedical, its employees, students, fellows, agents, and consultants, and the Government harmless from and against all third-party liability, demands, damages, expenses (including reasonable attorneys’ fees), and losses, including but not limited to, death, personal injury, illness, or property damage in connection with or arising out of:

(a)	the use by or on behalf of the Licensee, its sublicensees, directors, employees, or third parties of any Licensed Patent Rights; or

(b)	the design, manufacture, distribution, or use of any Licensed Products, Licensed Processes, or materials by the Licensee, or other products or processes developed in connection with or arising out of the Licensed Patent Rights.

12.6	The Licensee agrees to maintain a liability insurance program consistent with sound business practice and with sufficient coverage to meet the requirements of this Paragraph 12.5.

13. TERM, TERMINATION, AND MODIFICATION OF RIGHTS

13.1	This Agreement is effective when signed by all parties, unless the provisions of Paragraph 14.16 are not fulfilled (the “Effective Date”), and shall extend to the expiration of the last to expire of the Licensed Patent Rights unless sooner terminated as provided in this Article 13.

Patent License Agreement – Exclusive

13.2	In the event that the Licensee is in default in the performance of any material obligations under this Agreement, including but not limited to the obligations listed in Paragraph 13.5, and if the default has not been remedied within [***] after the date of notice in writing of the default, Leidos Biomedical may terminate this Agreement and any license rights granted herein by written notice and pursue outstanding royalties owed through other procedures, including but not limited to judicial collection.

13.3	In the event that the Licensee becomes insolvent, files a petition in bankruptcy, has such a petition filed against it, determines to file a petition in bankruptcy, or receives notice of a third party’s intention to file an involuntary petition in bankruptcy, the Licensee shall immediately notify Leidos Biomedical in writing. This Agreement will automatically terminate without obligation to provide notice upon the filing of a petition for relief under the United States Bankruptcy Code by or against the Licensee as a debtor or alleged debtor.

13.4	The Agreement will terminate with [***] written notification if the Licensee files a claim that includes in any way an assertion that any portion of the Leidos Biomedical Licensed Patent Rights are invalid or unenforceable whether the filing is by the Licensee, a third party on behalf of the Licensee, or a third party at the written urging of, or with the assistance of, the Licensee; provided that such termination shall not become effective if the Licensee withdraws or causes the withdrawal of such claim within such [***] notice period. Licensee shall not be construed as having breached this Section 13.4 if Licensee’s action is in connection with any claim of infringement asserted, alleged, or filed by or on behalf of Leidos Biomedical against Licensee or any of its Affiliates and/or sublicensees. Exemption to the termination right of this Section 13.4 will also be made for any patent challenge made by Licensee or its sublicensee in defense of any claim, suit or proceeding alleging patent infringement of any Licensed Patent Right brought by Leidos Biomedical or its sublicensees.

Patent License Agreement – Exclusive

13.5	The Licensee shall have a unilateral right to terminate this Agreement or any licenses in any country or territory by giving Leidos Biomedical [***] written notice to that effect. In the event the Licensee decides to abandon or no longer continue the prosecution of any patent application or issued patent as stated in 7.3, the Licensed Patent Rights granted to Licensee in the abandoned or discontinued patent or patent application shall also terminate on the effective date of the abandonment.

13.6	Leidos Biomedical shall specifically have the right to terminate or modify (subject to Licensee’s agreement to such modification), at its option, this Agreement, using the process set forth in Section 13.2, if Leidos Biomedical determines that the Licensee:

(a)	is not using commercially reasonable efforts to execute the Commercial Development Plan submitted with its request for a license and the Licensee cannot otherwise demonstrate that the Licensee has taken, or can be expected to take within a reasonable time, effective steps to achieve the Practical Application of the Licensed Products or the Licensed Processes;

(b)	has not achieved the Benchmarks as may be modified under Paragraph 9.3;

(c)	has willfully made a false statement of, or willfully omitted a material fact in the license application or in any report required by this Agreement;

(d)	has committed a material breach of a covenant or agreement contained in this Agreement.

13.7	In making the determination referenced in Paragraph 13.6, Leidos Biomedical shall take into account the normal course of such commercial development programs conducted with sound and reasonable business practices and judgment and the annual reports submitted by the Licensee under Paragraph 9.2. Prior to invoking termination or modification of this Agreement under Paragraph 13.6, Leidos Biomedical shall give written notice to the Licensee providing the Licensee specific notice of, and a [***] opportunity to respond to, Leidos Biomedical’s concerns as to the items referenced in 13.6(a)-13.6(d). If the Licensee fails to alleviate Leidos Biomedical’s concerns as to the items referenced in 13.6(a)-13.6(d) or fails to initiate corrective action to Leidos Biomedical’s satisfaction, Leidos Biomedical may terminate this Agreement.

Patent License Agreement – Exclusive

13.8	When the public health and safety so require, and after written notice to the Licensee providing the Licensee a [***] opportunity to respond, Leidos Biomedical shall have the right to require the Licensee to grant sublicenses to responsible applicants, on reasonable terms, in any Licensed Fields of Use under the Licensed Patent Rights, unless the Licensee can reasonably demonstrate that the granting of the sublicense would not materially increase the availability to the public of the subject matter of the Licensed Patent Rights. Leidos Biomedical shall not require the granting of a sublicense unless the responsible applicant has first negotiated in good faith with the Licensee.

13.9	Within [***] of expiration or termination of this Agreement under this Article 13, a final report shall be submitted by the Licensee. Any royalty payments, including those incurred but not yet paid (such as the full minimum annual royalty), and those related to patent expenses, due to Leidos Biomedical shall become immediately due and payable upon termination or expiration. [***]. Unless otherwise specifically provided for under this Agreement, upon termination or expiration of this Agreement, the Licensee shall return all Licensed Products or other materials included within the Licensed Patent Rights to Leidos Biomedical or provide Leidos Biomedical with certification of the destruction thereof. The Licensee may not be granted additional Leidos Biomedical licenses if the final reporting requirement is not fulfilled.

13.10	The termination or expiration of this Agreement will not relieve the Licensee of its obligation to pay any fees, royalties or other payments owed to Leidos Biomedical at the time of such termination or expiration and will not impair any accrued right of Leidos Biomedical, including the right to receive royalties in accordance with Article 6 and Appendix C of this Agreement.

Patent License Agreement – Exclusive

14. GENERAL PROVISIONS

14.1	Neither party may waive or release any of its rights or interests in this Agreement except in writing. The failure of Leidos Biomedical to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right by Leidos Biomedical or excuse a similar subsequent failure to perform any of these terms or conditions by the Licensee.

14.2	This Agreement constitutes the entire agreement between the parties relating to the subject matter of the Licensed Patent Rights, the Licensed Products, and the Licensed Processes, and all prior negotiations, representations, agreements, and understandings are merged into, extinguished by, and completely expressed by this Agreement.

14.3	The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law, this determination shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement.

14.4	If either party desires a modification to this Agreement, the parties shall, upon reasonable notice of the proposed modification by the party desiring the change, confer in good faith to determine the desirability of the modification. No modification shall be effective until a written amendment is signed by the signatories to this Agreement or their designees.

14.5	The construction, validity, performance, and effect of this Agreement shall be governed by the laws of the State of Maryland.

14.6	All Agreement notices required or permitted by this Agreement shall be given by prepaid, first class, registered or certified mail or by an express/overnight delivery service provided by a commercial carrier, properly addressed to the other party at the address designated on the following Signature Page, or to another address as may be designated in writing by the other party. Agreement notices shall be considered timely if the notices are received on or before the established deadline date or sent on or before the deadline date as verifiable by U.S. Postal Service postmark or dated receipt from a commercial carrier. Parties should request a legibly dated U.S. Postal Service postmark or obtain a dated receipt from a commercial carrier or the U.S. Postal Service. Private metered postmarks shall not be acceptable as proof of timely mailing.

Patent License Agreement – Exclusive

14.7	This Agreement shall not be assigned or otherwise transferred (including any transfer by legal process or by operation of law, and any transfer in bankruptcy or insolvency, or in any other compulsory procedure or order of court) except to the Licensee’s Affiliate(s) or successor-in-interest in connection with the Sale of all or substantially all of Licensee’s stock or assets to which this Agreement pertains, in each case without the prior written consent of Leidos Biomedical. Additionally, Leidos Biomedical may assign this Agreement to the successor-in-interest to the Federally Funded Research and Development Centers (FFRDC) contracts with the National Cancer Institute (NCI) for the operation of the Frederick National Laboratory for Cancer Research. The parties agree that the identity of the parties is material to the formation of this Agreement and that the obligations under this Agreement are nondelegable.

14.8	The Licensee agrees that if it uses any Leidos Biomedical supplied materials, Licensee will comply with all applicable statutes, regulations, and guidelines. The Licensee agrees not to use the materials provided by Leidos Biomedical for research involving human subjects or clinical trials in the United States without complying with 21 C.F.R. Part 50 and 45 C.F.R. Part 46. The Licensee agrees not to use the materials for research involving human subjects or clinical trials outside of the United States without notifying Leidos Biomedical, in writing, of the research or trials and complying with the applicable regulations of the appropriate national control authorities. Written notification to Leidos Biomedical of research involving human subjects or clinical trials outside of the United States shall be given no later than [***] prior to commencement of the research or trials.

Patent License Agreement – Exclusive

14.9	The Licensee acknowledges that it is subject to and agrees to abide by the United States laws and regulations (including the Export Administration Act of 1979 and Arms Export Control Act) controlling the export of technical data, computer software, laboratory prototypes, biological material, and other commodities. The transfer of these items may require a license from the appropriate agency of the Government or written assurances by the Licensee that it shall not export these items to certain foreign countries without prior approval of this agency. Leidos Biomedical neither represents that a license is or is not required or that, if required, it shall be issued.

14.10	The Licensee agrees to, to the extent required by applicable law, mark the Licensed Products or their packaging sold in the United States with all applicable U.S. patent numbers and similarly to indicate “Patent Pending” status. All the Licensed Products manufactured in, shipped to, or sold in other countries shall be marked in a manner to preserve Leidos Biomedical’s patent rights in those countries.

14.11	By entering into this Agreement, Leidos Biomedical does not directly or indirectly endorse any product or service provided, or to be provided, by the Licensee whether directly or indirectly related to this Agreement. The Licensee shall not state or imply that this Agreement is an endorsement by Leidos Biomedical, the Government, or any Leidos Biomedical or Government employee. Additionally, the Licensee shall not use the names of Leidos Biomedical, Frederick National Laboratory for Cancer Research, or of any unit of the Government or any of their employees or agents in any advertising, promotional, or Sales literature without the prior written approval of Leidos Biomedical.

14.12	The parties agree to attempt to settle amicably any controversy or claim arising under this Agreement or a breach of this Agreement, except for appeals of modifications or termination decisions provided for in Article 13. The Licensee agrees first to appeal any unsettled claims or controversies to the designated Leidos Biomedical official, or their designee. If not resolved, Licensee may exercise any judicial remedies that may be available.

Patent License Agreement – Exclusive

14.13	Nothing relating to the grant of a license, nor the grant itself, shall be construed to confer upon any person any immunity from or defenses under the antitrust laws or from a charge of patent misuse, and the acquisition and use of rights pursuant to 37 C.F.R. Part 404 shall not be immunized from the operation of state or Federal law by reason of the source of the grant.

14.14	Any formal recordation of this Agreement required by the laws of any Licensed Territory as a prerequisite to enforceability of the Agreement in the courts of any foreign jurisdiction or for other reasons shall be carried out by the Licensee at its expense, and appropriately verified proof of recordation shall be promptly furnished to the Leidos Biomedical.

14.15	Paragraphs 2, 4.3, 8.1, 9.5-9.8 (solely with respect to any Sales made by Licensee prior to the effective date of such termination or expiration), 12.1-12.5 (with respect to Section 12.5, solely with respect to actions occurring during the Term), 13.8, and 14 of this Agreement shall survive the expiration or termination of this Agreement.

14.16	The terms and conditions of this Agreement shall, at Leidos Biomedical’s sole option, be considered by Leidos Biomedical to be withdrawn from the Licensee’s consideration and the terms and conditions of this Agreement, and the Agreement itself to be null and void, unless this Agreement is executed by the Licensee and a fully executed original is received by Leidos Biomedical within [***] from the date of the Leidos Biomedical’s signature found at the Signature Page.

SIGNATURES BEGIN ON NEXT PAGE

Patent License Agreement – Exclusive

SIGNATURE PAGE

For Leidos Biomedical Research, Inc.:

/s/ Ethan Dmitrovsky, M.D.		8/5/2022
Name:	Ethan Dmitrovsky, M.D.	Date
Title:	President, Leidos Biomedical Research, Inc.

Office Mailing Address or E-mail Address for Agreement notices and reports:

IP/SA, P.O. Box B, Frederick, MS 21702

For the Licensee (Upon, information and belief, the undersigned expressly certifies or affirms that the contents of any statements of the Licensee made or referred to in this document are truthful and accurate.):

by:

/s/ Michael Henderson	7/20/2022
Signature of Authorized Official	Date

Michael Henderson
Printed Name

Chief Business Officer
Title

I.	Official and Mailing Address for Agreement notices:

Howard Chang
Name

Head of Oncology Research Operations and Strategic Initiatives
Title

Mailing Address:

BridgeBio Pharma

1800 Owens St, San Francisco, California 94158

United States

Email Address:	[***]

Phone:	[***]

Fax:	N/A

Patent License Agreement – Exclusive

II.	Official and Mailing Address for Financial notices (the Licensee’s contact person for royalty payments)

Tina Kraft
Name

Accounting
Title

Mailing Address:

421 Kipling St.

Palo Alto, CA 94301

Email Address:	[***]

Phone:	[***]

Fax:	[***]

Patent License Agreement – Exclusive

APPENDIX A: PATENT(S) AND PATENT APPLICATION(S)

[***]

Patent License Agreement – Exclusive

APPENDIX B: LICENSED FIELDS OF USE AND TERRITORY

I. Licensed Fields of Use:

(a) Prophylactic, therapeutic, and diagnostic use in humans and animals

II. Licensed Territory:

Worldwide where Patent Rights are available

Patent License Agreement – Exclusive

APPENDIX C: ROYALTIES

Royalties:

I.	The Licensee agrees to pay to Leidos Biomedical a non-creditable, nonrefundable license issue royalty in the amount of Five Hundred Thousand dollars ($500,000) within [***] from the Effective Date of this Agreement.

II.	The Licensee agrees to pay to Leidos Biomedical a nonrefundable minimum annual royalty in the amount of One Hundred Fifty Thousand dollars ($150,000) until the First Commercial Sale as follows:

(a)	The first minimum annual royalty is due within [***] of the Effective Date of this Agreement and may be prorated according to the fraction of the calendar year remaining between the Effective Date of this Agreement and the [***]; and Subsequent minimum annual royalty payments are due and payable on [***] and may be credited against any earned royalties due for sales made in that year.

III.	The Licensee agrees to pay Leidos Biomedical on a Licensed Product-by-Licensed Product and country-by-country basis earned royalties of [***] on all Net Sales of such Licensed Product covered by the Licensed Patent Rights in such country by or on behalf of the Licensee and its sublicensees for up to [***], and (ii) [***] on all Net Sales of such Licensed Product covered by the Licensed Patent Rights in such country by Licensee and any sublicensee above [***]. For a Combination Product, Net Sales shall be calculated as: [***].

IV.	The Licensee agrees to pay Leidos Biomedical Benchmark royalties within [***] of achieving each Benchmark, with each payment due [***].

For the avoidance of doubt, each of the Benchmark payments set forth in this Appendix C will be payable with respect to each Licensed Product and regardless of whether the applicable Benchmark event has been achieved by Licensee, sublicensee, or any Affiliate, provided that [***]. All Benchmark payments set forth in Appendix D are due within [***] of the occurrence. No benchmark payment will be due for any subsequent Licensed Product or subsequent indication(s) for the same Licensed Product.

V.	The Licensee agrees to pay Leidos Biomedical additional sublicensing royalties of [***] on the fair market value of any consideration received for and attributable to the granting each third party sublicense within [***] of the execution of each sublicense if such sublicense is [***]. Sublicensing revenues means [***].

Patent License Agreement – Exclusive

APPENDIX D: BENCHMARKS AND PERFORMANCE

The Licensee agrees to the following Benchmarks for its performance under this Agreement and, within [***] of achieving a Benchmark, shall notify Leidos Biomedical that the Benchmark has been achieved.

[***]

Patent License Agreement – Exclusive

APPENDIX E: COMMERCIAL DEVELOPMENT PLAN

[***].

Patent License Agreement – Exclusive

APPENDIX F: EXAMPLE ROYALTY REPORT

[***].

Patent License Agreement – Exclusive

APPENDIX G: ROYALTY PAYMENT OPTIONS

[***].

Patent License Agreement – Exclusive